Exhibit (n)
                                                                   -----------



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the inclusion in this Registration Statement on Form N-2 of our report dated October 24, 2005, relating to the financial statements and financial highlights as of December 31, 2004 and for the year ended December 31, 2004 and for the period November 6, 2003 (commencement of operations) to December 31, 2003 of Campbell Multi-Strategy Fund, LLC.



                           /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.




Hunt Valley, Maryland
December 1, 2005